Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated June 23, 2021, relating to the consolidated financial statements of N1.ru LLC and subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ AO Deloitte & Touche CIS

Moscow, the Russian Federation

November 2, 2021